EXHIBIT 99.1

CONTACTS:

INVESTORS: Allan Kells, (816) 201-2445
akells@cerner.com

MEDIA: Gina Leo, (816) 201-1478
gleo@cerner.com

CERNER’S INTERNET HOME PAGE:
http://www.cerner.com

CERNER LOWERS REVENUE AND EARNINGS GUIDANCE FOR FIRST QUARTER OF 2003

Cash flow expected to be strong

KANSAS CITY, Mo. — April 3, 2003 — Cerner Corporation (NASDAQ:CERN) today announced that it expects its first quarter 2003 revenue and earnings to be below expectations because of a lower level of new business bookings in the quarter. The Company expects new business bookings for the first quarter to be between $145 and $150 million, compared to the $200 million estimate provided at the beginning of the quarter. As a result of lower business bookings, revenue in the first quarter is expected to be between $189 and $192 million versus previous estimates of $205 to $210 million. Earnings per share are expected to be between $0.13 and $0.15 compared to analyst estimates of $0.38.

Despite the expected revenue and earnings shortfall, the Company expects strong operating cash flow between $17 and $20 million in the first quarter of 2003 compared to a negative $8 million in the first quarter of 2002.

“Entering the quarter, our new business pipeline was clearly strong enough to deliver a higher level of bookings than we expect to report”, stated Neal Patterson, Chairman and Chief Executive Officer. “A change in the competitive environment and more challenging economics for health care provider organizations resulted in us losing some deals we expected to win and some deals being pushed out of the quarter. We also believe that our move to a more client-centric organizational structure may have had some impact on our focus as teams adjusted to their realigned responsibilities. The combination of these factors hampered our ability to replace deals that were lost or pushed with new business, something we had been able to do over the past three years.”

“We are clearly disappointed with the new business bookings results for the quarter”, Patterson continued. “However, we remain confident that our business strategies, including a continued investment in new solutions, will drive long-term results.”

Analyst Conference Call

Cerner will host a conference call this morning at 8:00 a.m. CT to provide more information about the cause of the shortfall. The dial-in number for the call is 719-457-2645 and the replay number is 719-457-0820 (confirmation #547417). The call will also be Web cast and available both live and archived on Cerner’s Web site at www.cerner.com. Please access the site fifteen minutes early to register and to download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be made available shortly after the call and will run for two weeks.

Earnings Release and Conference Call

The Company will provide further information about its first quarter results and its outlook for future periods when it releases earnings on Thursday, April 17, 2003, at 7:00 a.m. CT. Cerner will host an earnings conference call at 8:00 a.m. CT on April 17, 2003. The dial-in number for the call is 719-457-2642 and the replay number is 719-457-0820 (confirmation #290294). The call will also be Web cast and available both live and archived on Cerner’s Web site at www.cerner.com. Please access the site fifteen minutes early to register and to download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be made available shortly after the call and will run for two weeks.

Cerner Corporation is taking the paper chart out of health care, eliminating error, variance and unnecessary waste in the care process. With more than 1500 clients worldwide, Cerner is the leading supplier of health care information technology. The following are trademarks of Cerner: Cerner, Cerner’s logo and Cerner Millennium. Nasdaq: CERN, www.cerner.com

This release may contain forward-looking statements that involve a number of risks and uncertainties. It is important to note that the Company’s performance, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “expect”, “expects”, “expected”, “believe”, “confident”, and similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: quarterly operating results may vary, stock price may be volatile, market risk of investments, potential impairment of goodwill, changes in the health care industry, significant competition, the Company’s proprietary technology may be subjected to infringement claims or may be infringed upon, regulation of the Company’s software by the U.S. Food and Drug Administration or other government regulation, the possibility of product-related liabilities, possible system errors or failures or defects in the performance of the Company’s software, and risks associated with the Company’s global operations. Additional discussion of these and other factors affecting the Company’s business is contained in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time

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